                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                     SUMMIT ENVIRONMENTAL CORPORATION, INC.
                 (Name of small business issuer in its charter)

    Texas                            42269                         73-1537206
--------------             ----------------------------           -------------
  (state of                (Primary Standard Industrial           (IRS Employer
incorporation)              Classification Code Number)            I.D. Number)

                                521 Delia Street
                               Longview, TX 75601
                                  800-522-7841
             -------------------------------------------------------
             (Address and telephone number of registrant's principal
               executive offices and principal place of business)

                                   Don Hendon
                                521 Delia Street
                               Longview, TX 75601
                                  800-522-7841
            ---------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                   Copies to:
              Thomas J. Kenan, Esq., Fuller, Tubb, Pomeroy & Stokes
                      201 Robert S. Kerr Avenue, Suite 1000
                             Oklahoma City, OK 73102

     Approximate date of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

==========================================================================================================================
        Title of                                             Proposed                  Proposed
       each class                                             maximum                   maximum
      of securities                  Amount                  offering                  aggregate                Amount of
          to be                       to be                    price                   offering               registration
       registered                  registered                per unit                    price                     fee
--------------------------------------------------------------------------------------------------------------------------
      Common Stock                   312,500               $ _______(1)             $ __________(1)             $62.89
==========================================================================================================================

(1) These 312,500 shares are to be offered by 4 selling shareholders from time to time at fluctuating market prices. The registration fee for these shares is based on the average of a bid price of $0.78 and an ask price of $0.83 on June 13, 2001 on the OTC Bulletin Board. Reg. 230.457(c).

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a) may determine.

                                                                      PROSPECTUS

                     SUMMIT ENVIRONMENTAL CORPORATION, INC.

                         312,500 SHARES OF COMMON STOCK

     312,500 shares of Common Stock are being offered by 4 selling security holders. None of the proceeds of sale will go to the company. All proceeds will go to the selling security holders and for the payment of their brokerage commissions.

     The selling security holders will offer the 312,500 shares from time to time in the over-the-counter market through brokers at fluctuating market prices.

                                   ----------

               Our Common Stock trades on the OTC Bulletin Board.
                          Its trading symbol is "SEVT".

                                   ----------

THE PURCHASE OF THESE SHARES INVOLVES A HIGH DEGREE OF      Neither the Securities and Exchange Commission nor any
RISK.  SEE "RISK FACTORS," BEGINNING ON PAGE 1.             state securities commission has approved or disapproved
                                                            these securities or determined if this offering
                                                            memorandum is truthful or complete. Any representation
                                                            to the contrary is a criminal offense.

                     SUMMIT ENVIRONMENTAL CORPORATION, INC.
                                521 Delia Street
                               Longview, TX 75601
                             Telephone 800-522-7841

                                  June __, 2001

                                     SUMMARY

     THE COMPANY. Our company, Summit Environmental Corporation, Inc., markets products manufactured for us by unaffiliated companies. We either own the patent and other intellectual property rights to our products, or we have licenses from the owners of the intellectual property rights to our products.

     Our principal product is a non-toxic, biodegradable fire suppressant, called FIREPOWER 911(TM) or FLAMEOUT(R), depending on the strength of certain of the active ingredients in the product and on the intended usage of the fire suppressant.

     We also market several industrial cleaners, the principal one being ULTIMATE CLEAN 668(TM), a non-toxic, biodegradable turbine cleaner for use on jet engines.

     We have directed our efforts since December 1997

     o    to organizing and financing our company,

     o to clearing our products with governmental regulatory authorities and listing them with Underwriter Laboratories,

     o to entering into strategic alliances with other marketing companies and into product approval contracts with retailers, and

     o    to obtaining inventories of our products.

We are now poised to commence selling our products in significant commercial quantities. We believe our products are superior to those of our competitors and will be accepted by consumers of these types of products.

                                  RISK FACTORS

     The following principal factors make the offering described herein speculative and one of high risk. An investment in the shares offered herein should not be made by persons who cannot afford the loss of their entire investment.

     1. WE HAVE NO HISTORY OF PROFITABLE OPERATIONS.

          Our company is a development stage corporation. It was organized in late 1997 and is not yet operating at a profit. There can be, and is, no assurance that profitable operations can be achieved or, if achieved, maintained.

     2. IT IS LIKELY THAT TRADING IN OUR STOCK WILL BE VOLATILE AND LIMITED.

          Our common stock is listed on the OTC Bulletin Board. It currently trades at less than $5 a share, which makes it a so-called "penny stock." This subjects broker-dealer firms to certain restrictions and a strict regimen if they recommend the stock to certain of their customers. Because of these restrictions, trading in the stock is likely inhibited and a shareholder's ability to resell the stock in the stock market could be limited, which itself could tend to further inhibit the creation of market interest in the stock and act as a depressant on its price in the stock market. See "Penny Stock Regulations."

     3. WE ENGAGE IN A SIGNIFICANT AMOUNT OF TRANSACTIONS WITH COMPANIES THAT ARE AFFILIATED WITH US.

          We are affiliated with Moonlighting Distribution Corporation ("Moonlighting"), a Longview, Texas corporation under the control and 52.5 percent ownership of B. Keith Parker and his spouse, Paula Parker, who are officers and directors of our company.

          We acquired our distribution rights to our FIREPOWER 911(TM), FLAMEOUT(R), STRESSEX(TM), PANNACHE and TRIM-AWAY(TM) products from
Moonlighting in exchange for $30,000 and 350,000 shares of our common stock. We pay to Moonlighting a royalty of $0.35 for each one-liter can of FIREPOWER 911(TM), $0.50 for each 16-ounces of FIREPOWER 911(TM) and $0.50 for each gallon of FlameOut(R). We buy our STRESSEX(TM), PANNACHE and TRIM-AWAY(TM) products from Moonlighting (which does not itself manufacture these products), which marks up the price of these products to us approximately 37 percent over its own cost.

          Because both our company and Moonlighting are under the common direction and control of B. Keith Parker and his spouse, Paula Parker, there can be no assurance that negotiations between the two companies concerning the pricing of the Stressex(TM), PANNACHE and TRIM-AWAY(TM) products we buy from Moonlighting or concerning other matters will, or can be, conducted in an arm's-length manner or that the result of such negotiations will be as advantageous to us as they could have been had the two companies not been under common control.

     4. OUR SUCCESS MAY DEPEND ON OUR ABILITY TO RETAIN KEY PERSONNEL.

          We are reliant on the continued services of several key personnel, and the loss of any of them could have a materially adverse effect on the future operations of the company. These persons are B. Keith Parker, chief executive officer; Don Hendon, president, chief financial officer and treasurer, and Paula Parker, vice president and corporate secretary. There can be no assurance that the loss of key personnel will not materially and adversely affect our operations and, particularly, our expansion. See "Management Information - Directors, Executive Officers and Significant Employees."

     5. SHOULD A CHANGE IN MANAGEMENT SEEM NECESSARY, IT WILL BE DIFFICULT FOR THE NON-MANAGEMENT SHAREHOLDERS TO DO THIS.

          The company's officers and directors and their affiliates own approximately 26.6 percent of the common stock of the company and thereby may be able to determine the outcome of any vote affecting the control of the company.

     6. WE DO NOT INTEND TO PAY DIVIDENDS.

          For the foreseeable future it is anticipated that any earnings which may be generated from operations of the company will be used to finance the growth of our company, and cash dividends will not be paid to holders of the common stock.

     7. WE INDEMNIFY MOST ACTS OF OUR OFFICERS AND DIRECTORS.

          Pursuant to the Texas General Corporation Act, under most circumstances the company's officers and directors may not be held liable to the company or its shareholders for errors in judgment or other acts or omissions in the conduct of the company's business unless such errors in judgment, acts or omissions constitute fraud, gross negligence or malfeasance.

                                 USE OF PROCEEDS

     All proceeds from the sale of the 312,500 shares of common stock offered herein will go to the selling security holders for their own personal use after the payment of any brokerage commissions.

                        DETERMINATION OF OFFERING PRICES

     Each of the selling security holders proposes to sell the shares offered herein through broker-dealers at prevailing market prices.

                          THE SELLING SECURITY HOLDERS

     There are 4 selling security holders of the 312,500 shares of common stock of Summit offered hereby.

     Of the selling security holders, none have had positions, offices or other material relationships within the past three years with Summit Environmental Corporation or any of its predecessors or affiliates.

     Each selling security holder's ownership of the company's common stock, both before and after the offering, is as follows:


                                                        Amount of Common Stock
                                              --------------------------------------------          Percentage of Class
                                                                               Owned After             to be Owned
Selling                                                         Amount          Offering             After Offering
Security Holder                               Owned Now         Offered        Is Complete              Is Complete
---------------                               ---------         -------        -----------          ------------------
Ralph L. Abraham, Jr                          100,000           100,000             0                      0


Jeffery L. Mercer Roth IRA                    100,000           100,000             0                      0

Robinson Industries, Inc.
  Profit Sharing Plan                          50,000            50,000             0                      0

The Video Agency                               62,500            62,500             0                      0



                              PLAN OF DISTRIBUTION

         The selling security holders may effect sales from time to time in transactions through broker-dealers in the over-the-counter market at market prices prevailing at the time of sale. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling security holders or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals (which compensation as to a particular broker-dealer may be in excess of customary commissions).

         The selling security holders and broker-dealers, if any, acting in connection with any such sale might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discounts and commissions under the Securities Act.

         With respect to the plan of distribution for the sale by the selling security holders as stated above,

o if the securities are sold in block transactions and the purchasers wish to resell the securities purchased, such arrangements would need to be described in this Prospectus; and

o if the compensation paid to broker-dealers is other than usual and customary discounts, concessions or commissions, disclosure of the terms of the transaction in this Prospectus would be required.

         The company has been advised that the selling security holders understand the prospectus delivery requirements for sales made pursuant to this Prospectus and that, if there are changes to the stated plan of distribution or if additional information as noted above is needed, a post-effective amendment with current information would need to be filed before offers are made and no sales could occur until such amendment is declared effective.

                            DESCRIPTION OF SECURITIES

         The company is authorized to issue 40 million shares of Common Stock, $0.001 par value and 10 million shares of Preferred Stock, $0.001 par value. The presently outstanding 12,352,994 shares of Common Stock are fully paid and nonassessable.

COMMON STOCK

         VOTING RIGHTS. Holders of shares of Common Stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Shares of Common Stock do not have cumulative voting rights, which means that the holders of a majority of the shareholder votes eligible to vote and voting for the election of the Board of Directors can elect all members of the Board of Directors.

         DIVIDEND RIGHTS. Holders of record of shares of Common Stock are entitled to receive dividends when and if declared by the Board of Directors out of funds of the company legally available therefor.

         LIQUIDATION RIGHTS. Upon any liquidation, dissolution or winding up of the company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the company available for distribution to shareholders after distributions are made to the holders of the company's Preferred Stock.

         PREEMPTIVE RIGHTS. Holders of Common Stock do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities of the company.

         REGISTRAR AND TRANSFER AGENT. The company's registrar and transfer agent is Securities Transfer Corporation, 2591 Dallas Parkway, Suite 102, Frisco, TX 75034.

         DISSENTERS' RIGHTS. Under current Texas law, a shareholder is afforded dissenters' rights which, if properly exercised, may require the company to purchase his shares. Dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the company's certificate of incorporation.

PREFERRED STOCK

         The company is also authorized to issue 10 million shares of Preferred Stock, $0.001 par value. No shares of Preferred Stock have been issued.

         The Preferred Stock or any series thereof shall have such designations, preferences and relative, participating, optional or special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the manner in which such facts shall operate upon such designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.

         There are no provisions in the company's charter or bylaws that would delay, defer or prevent a change in control of the company.

COMMON STOCK PURCHASE WARRANTS

         The company issued 1,748,500 common stock purchase warrants in 2000 and 125,000 in 2001 that are exercisable at $1.00 and expire on June 30, 2002. The company's directors recently authorized a reduced exercise price of $0.35 for these warrants effective during the period from May 28, 2001 through June 26, 2001.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

         Thomas J. Kenan is named in the Registration Statement of which this Prospectus is a part as having given an opinion on the validity of the securities offered herein. Mr. Kenan owns 65,501 shares of common stock of the Company. His spouse, Marilyn C. Kenan, is the trustee and sole beneficiary of the Marilyn C. Kenan Trust, which is the record owner of 75,119 shares of common stock of the company. Mr. Kenan disavows any beneficial interest in the shares owned of record by such trust.

                                 INDEMNIFICATION

         Under Texas corporation law, a corporation is authorized to indemnify officers, directors, employees and agents who are parties or threatened to be made parties to any civil, criminal, administrative or investigative suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of the corporation or are or were acting in the same capacity for another entity at the request of the corporation. Such indemnification includes reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation.

         With respect to any criminal action or proceeding, these same indemnification authorizations apply if these persons had no reasonable cause to believe their conduct was unlawful.

         In the case of any action by the corporation against such persons, the corporation is authorized to provide similar indemnification, but if any such persons should be adjudged to be liable for negligence or misconduct in the performance of duties to the corporation, the court conducting the proceeding must determine that such persons are nevertheless fairly and reasonably entitled to indemnification.

         To the extent any such persons are successful on the merits in defense of any such action, suit or proceeding, Texas law provides that they shall be indemnified against reasonable expenses, including attorney fees. A corporation is authorized to advance anticipated expenses for such suits or proceedings upon an undertaking by the person to whom such advance is made to repay such advances if it is ultimately determined that such person is not entitled to be indemnified by the corporation.

         Indemnification and payment of expenses provided by Texas law are not deemed exclusive of any other rights by which an officer, director, employee or agent may seek indemnification or payment of expenses or may be entitled to under any bylaw, agreement, or vote of stockholders or disinterested directors. In such regard, a Texas corporation may purchase and maintain liability insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation.

         As a result of such corporation law, Summit may, at some future time, be legally obligated to pay judgments (including amounts paid in settlement) and expenses in regard to civil or criminal suits or proceedings brought against one or more of its officers, directors, employees or agents, as such.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         We incorporate by reference into this prospectus the following documents that have been filed with the Securities and Exchange Commission:

         o Our latest annual report on Form 10-KSB for our fiscal year ended December 31, 2000, which report contains financial statements for our fiscal year ended December 31, 2000.

         o Our latest quarterly report on Form 10-QSB for our fiscal quarter ended March 31, 2001, which report contains financial statements for our fiscal quarter ended March 31, 2001.

We also incorporate by reference all other documents that we may subsequently file with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering.

         We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus. In this regard,

         o we will provide this information upon either written or oral request,

         o we will provide this information at no cost to the requester, and

         o any request for this information must be made to Valerie Allen of our office at telephone number 1-800-522-7841 or addressed to her at Summit Environmental Corporation, Inc., 521 Delia Street, Longview, Texas 75601.

REPORTS TO SECURITY HOLDERS

         We file reports with the Securities and Exchange Commission. These reports are annual 10-KSB, quarterly 10-QSB and periodic 8-K reports. We will furnish stockholders with annual reports containing financial statements audited by independent public or certified accountants and such other periodic reports as we may deem appropriate or as required by law. The public may read and copy any materials we file with the SEC at the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Summit is an electronic filer, and the SEC maintains an Internet Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of such site is http://www.sec.gov.

                                  LEGAL MATTERS

         Thomas J. Kenan, Esq., of Oklahoma City, Oklahoma has passed and will pass on certain legal matters for the company in connection with the offer, sale and issuance of the shares offered herein.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The estimated expenses of this offering, other than brokers' commissions, are as follows:


                                                             Estimated
                  Item                                         Amount
         ---------------------                               ---------
         Registration fees                                   $        3
         Transfer agent's fees                                      200
         Printing                                                   200
         Legal                                                    2,000
         Accounting                                               1,000
         EDGAR provider fees                                      1,000
                                                             ----------
                                                             $    4,403

         The Registrant will advance all the above expenses and send invoices to each selling security holder for his or its proportionate part of the expenses.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The general corporation law of Texas and the bylaws of the Registrant provide certain indemnification rights for directors, officers and agents of the Registrant. These indemnification provisions are set forth in the Prospectus under "Indemnification."

EXHIBITS

         The following exhibits are filed as part of this Registration
Statement:

Exhibit
Number            Description of Exhibit

5                 -        Opinion of Thomas J. Kenan, Esquire, on the legality
                           of the securities being registered.

23                -        Consent of Lane Gorman Trubitt, L.L.P. to be named as
                           an expert in the Registrant's Form 10-KSB for the fiscal year ended December 31, 2000, which is incorporated herein.

23.1              -        Consent of Thomas J. Kenan, Esquire, to the reference
                           to him as an attorney who has passed upon certain information contained in the Registration Statement

ITEM 28. UNDERTAKINGS

         Summit Environmental Corporation, Inc. will:

         For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering; and

         File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Longview, Texas.

Date: June 14, 2001                     SUMMIT ENVIRONMENTAL CORPORATION, INC.



                                        By:  /s/  B. Keith Parker
                                             -----------------------------------
                                        B. Keith Parker, Chief Executive
                                        Officer, and individually as a Director

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Date: June 14, 2001                         By:  /s/  Don Hendon
                                                --------------------------------
                                            Don Hendon, President, Chief
                                            Financial Officer and Principal
                                            Accounting Officer, and Director



Date: June 14, 2001                         By:  /s/  Paula Parker
                                                --------------------------------
                                            Paula Parker, Vice President,
                                            Secretary, and Director



Date: June 14, 2001                         By:  /s/  Dean Hawes
                                                --------------------------------
                                            Dean Hawes, Director



Date: June 14, 2001                         By:  /s/  John Brooks
                                                --------------------------------
                                            John Brooks, Director

Date: June 14, 2001                         By:  /s/  James J. Roach
                                                --------------------------------
                                                    James J. Roach, Director



Date: June 14, 2001                         By:  /s/  Mohsen Amiran
                                                --------------------------------
                                                    Mohsen Amiran, Director



Date: June 14, 2001                         By:  /s/  Thomas J. Kenan
                                                --------------------------------
                                                    Thomas J. Kenan, Director



Date: June14, 2001                          By:  /s/  Wilton Dennis Stripling
                                                --------------------------------
                                                    Wilton Dennis Stripling,
                                                    Director

PROSPECTUS DELIVERY OBLIGATION. ALL DEALERS OR BROKERS THAT EFFECT TRANSACTIONS IN THESE SECURITIES FOR THE SELLING SECURITY HOLDERS ARE REQUIRED TO DELIVER A PROSPECTUS.

                    o SUMMIT ENVIRONMENTAL CORPORATION, INC.

                            EXHIBIT INDEX (FORM S-3)


EXHIBIT
NUMBER                     DESCRIPTION
------                     -----------
5                 -        Opinion of Thomas J. Kenan, Esquire, on the legality
                           of the securities being registered.

23                -        Consent of Lane Gorman Trubitt, L.L.P. to be named as
                           an expert in the Registrant's Form 10-KSB for the
                           fiscal year ended December 31, 2000, which is
                           incorporated herein.

23.1              -        Consent of Thomas J. Kenan, Esquire, to the reference
                           to him as an attorney who has passed upon certain
                           information contained in the Registration Statement.